Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS
SECOND QUARTER 2010 RESULTS

HONOLULU, July 30, 2010 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported a net loss for the second quarter of 2010 of $16.1 million, or $0.60 per diluted share, compared to a net loss of $34.4 million, or $1.27 per diluted share in the second quarter of 2009 and a net loss of $160.2 million, or $5.36 per diluted share in the first quarter of 2010.  The net loss in the first quarter of 2010 included a non-cash goodwill impairment charge of $102.7 million.

Second Quarter Highlights

▪	Significantly reduced the Company’s net loss to $16.1 million, compared to a net loss of $160.2 million in the first quarter of 2010 and a net loss of $34.4 million in the second quarter of 2009.

▪
Credit costs decreased to $21.8 million, from $66.5 million in the first quarter of 2010 and from $79.9 million in the second quarter of 2009.  Total credit costs include the provision for loan and lease losses, foreclosed asset expense, write-downs of loans held for sale, and changes to the reserve for unfunded commitments.

▪	Reduced nonperforming assets to $467.2 million at June 30, 2010 from $493.8 million at March 31, 2010.

▪	Increased the Company’s allowance for loan and lease losses, as a percentage of total loans and leases, to 7.69% at June 30, 2010 from 7.44% at March 31, 2010.

▪	Recognized net charge-offs of $30.1 million, compared to net charge-offs of $52.5 million in the first quarter of 2010 and $30.5 million in the second quarter of 2009.

▪	Loans and leases totaled $2.6 billion at June 30, 2010, down $218.8 million from March 31, 2010.

▪
Continued to improve the Company’s liquidity position with cash and cash equivalents totaling $916.7 million at June 30, 2010, compared to $865.4 million at March 31, 2010.  The Company lowered its loan to deposit ratio to 81.8% at June 30, 2010, from 85.3% at March 31, 2010.

▪
Improved tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of June 30, 2010 to 9.08%, 10.41%, and 6.07%, respectively, compared to 8.99%, 10.32%, and 5.78%, respectively, as of March 31, 2010.

▪
Received regulatory approvals for the appointment of John C. Dean as Executive Chairman of the Board of Central Pacific Financial Corp. and Central Pacific Bank from the Federal Deposit Insurance Corporation (FDIC), Federal Reserve Board (FRB), and Hawaii State Division of Financial Institutions (DFI).

“We are on track with our recovery plan targets and are encouraged by the progressive improvements in our overall financial results during the past few quarters,” said Mr. Dean.  “While economic conditions remain challenging, we are confident that the steps we are taking to improve our asset quality will well position us as we continue implementing our recovery plan.  Strengthening our capital base remains a top priority for us and we continue to explore all alternatives to achieve this objective.”

Earnings Highlights
Net interest income was $29.2 million, compared to $46.1 million in the year-ago quarter and $35.1 million in the first quarter of 2010.  Net interest income was negatively impacted by the reversal of interest on certain nonaccrual loans totaling $0.5 million during the second quarter of 2010, compared to $1.4 million in the year-ago quarter and $1.6 million in the first quarter of 2010.  The net interest margin was 2.90%, compared to 3.77% in the year-ago quarter and 3.20% in the first quarter of 2010.  The sequential-quarter and year-over-year margin compression was the result of lower yields on interest earning assets attributable to the continued reduction in the Company’s commercial real estate loan portfolio and its ongoing efforts to maximize balance sheet liquidity by maintaining elevated levels of cash and cash equivalents.  Excluding the effects of interest reversals on nonaccrual loans, the net interest margin was 2.95% for the current quarter, compared to 3.89% in the year-ago quarter and 3.34% in the first quarter of 2010.  As previously announced, the Company sold investment securities totaling $439.4 million during the latter part of March 2010.  The sale of these securities contributed to the current quarter decrease in net interest income and the net interest margin.

The provision for loan and lease losses was $20.4 million, compared to $74.3 million in the year-ago quarter and $58.8 million in the first quarter of 2010.  The decrease was primarily attributable to slower negative credit migration, reduced exposure to the construction and development sectors in Hawaii and California, and minimal changes experienced during the quarter in recognized property values securing many of the Company’s real estate loans.

Other operating income totaled $12.7 million, compared to $14.6 million in the year-ago quarter and $12.8 million in the first quarter of 2010.  The decrease from the year-ago quarter was primarily due to:  (1) lower gains on sales of residential mortgage loans of $3.2 million, (2) a non-cash gain related to the ineffective portion of a cash flow hedge of $2.3 million recorded in the second quarter of 2009, and (3) lower service charges on deposit accounts of $1.0 million, partially offset by: (1) an other-than-temporary impairment charge of $2.6 million recorded in the second quarter of 2009, and (2) higher unrealized gains on outstanding interest rate locks of $1.7 million.  The sequential-quarter decrease was primarily due to:  (1) gains on sales of investment securities of $0.8 million recorded in the first quarter of 2010 and (2) lower gains on sales of residential loans of $0.6 million, partially offset by (1) higher income from bank-owned life insurance of $0.7 million primarily due to the receipt of death benefit proceeds and (2) higher unrealized gains on outstanding interest rate locks of $0.7 million.

Other operating expense totaled $37.6 million, compared to $45.8 million in the year-ago quarter and $149.2 million in the first quarter of 2010.  The decrease from the year-ago quarter reflects:  (1) lower credit related charges (which includes write-downs of loans held for sale, foreclosed asset expense, and changes in the reserve for unfunded commitments) totaling $4.3 million, (2) lower salaries and employee benefits of $3.3 million, and (3) lower FDIC insurance expense of $1.8 million.  These decreases were partially offset by higher legal and professional services of $2.6 million.  The decrease in FDIC insurance expense was due to a special assessment charge imposed on all FDIC-insured institutions during the second quarter of 2009 totaling $2.5 million.  The sequential-quarter decrease was primarily due to:  (1) the $102.7 million non-cash goodwill impairment charge recorded in the first quarter of 2010 and (2) lower credit related charges of $6.4 million.

The efficiency ratio was 86.5% (excluding foreclosed asset expense of $0.4 million and the write-down of loans held for sale of $0.2 million), compared with 65.6% in the year-ago quarter (excluding foreclosed asset expense of $2.3 million and the write-down of loans held for sale totaling $0.9 million) and 83.6% (excluding the $102.7 million non-cash goodwill impairment charge, foreclosed asset expense of $5.5 million, and the write-down of loans held for sale of $0.8 million) in the first quarter of 2010.  Despite the current quarter decrease in operating expense described above, the efficiency ratio remains at elevated levels due to lower net interest income of $16.9 million and $5.9 million, compared to the year-ago and sequential quarters, respectively.

The Company continues to recognize a full valuation allowance against its net deferred tax assets, which resulted in no income tax benefit being recognized during the second quarter of 2010.

Balance Sheet Highlights
Total assets at June 30, 2010 were $4.3 billion, compared to $5.5 billion and $4.4 billion at June 30, 2009 and March 31, 2010, respectively.

Total loans and leases at June 30, 2010 were $2.6 billion, compared to $3.7 billion and $2.8 billion at June 30, 2009 and March 31, 2010, respectively.  The current quarter decrease was primarily due to a decrease in the mainland loan portfolio totaling $53.7 million and a decrease in the Hawaii construction and commercial mortgage loan portfolio totaling $106.6 million.  The decreases in these portfolios reflect $11.4 million in loan sales, transfers to loans held for sale totaling $8.7 million, transfers to other real estate owned totaling $5.4 million, as well as paydowns and net charge-offs totaling $134.8 million.

Total deposits at June 30, 2010 were $3.2 billion, compared to $4.0 billion at June 30, 2009 and $3.3 billion at March 31, 2010.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $2.8 billion at June 30, 2010 and decreased by $388.8 million from a year ago and $82.2 million from March 31, 2010.  Noninterest-bearing demand deposits, interest-bearing demand deposits, savings and money market deposits, and time deposits decreased during the second quarter by $5.9 million, $39.7 million, $26.5 million, and $54.3 million, respectively.

Total shareholders’ equity was $156.5 million at June 30, 2010, compared to $615.0 million and $172.1 million at June 30, 2009 and March 31, 2010, respectively.

Asset Quality
Nonperforming assets at June 30, 2010 totaled $467.2 million, or 10.92% of total assets, compared to $493.8 million, or 11.14%, of total assets at March 31, 2010.  The sequential-quarter decrease reflects paydowns, net charge-offs and write-downs, and sales of nonperforming assets totaling $23.7 million, $16.9 million, and $14.6 million, respectively.  Partially offsetting these reductions were additions of $14.4 million in Hawaii residential mortgage loans, $10.0 million in Hawaii construction loans, $3.2 million in Hawaii commercial mortgage loans, and $1.0 million in Hawaii commercial loans and leases.

Loans delinquent for 90 days or more still accruing interest decreased from $7.0 million at March 31, 2010, to $1.9 million at June 30, 2010.  In addition, loans delinquent for 30 days or more still accruing interest decreased from $29.7 million at March 31, 2010 to $12.9 million at June 30, 2010.

Net loan charge-offs in the second quarter of 2010 totaled $30.1 million, compared to $30.5 million in the year-ago quarter and $52.5 million in the first quarter of 2010.

The allowance for loan and lease losses as a percentage of total loans and leases increased to 7.69% at June 30, 2010 from 7.44% at March 31, 2010.  The increase was attributable to the $218.8 million decrease in the loan portfolio and the $20.4 million provision for loan and lease losses, offset by net loan charge-offs totaling $30.1 million as described above.  Despite the sequential-quarter decreases in nonperforming assets, provision for loan and lease losses, delinquencies, and net loan charge-offs, the Company increased its allowance for loan and lease losses as a percentage of total loans and leases to appropriately reserve for the credit risk associated with its remaining exposure to the commercial real estate markets in Hawaii and California.

Construction and Development Loans
At June 30, 2010, the construction and development loan portfolio (excluding owner-occupied loans) totaled $589.9 million, or 22.5%, of the total loan portfolio.  Of this amount, $386.5 million were located in Hawaii and $203.4 million were located on the Mainland.  This portfolio decreased by $148.5 million from March 31, 2010 and by $482.7 million from June 30, 2009.

The allowance for loan and lease losses established for these loans was $90.4 million at June 30, 2010, or 15.3%, of the total outstanding balance.  Of this amount, $59.0 million related to construction and development loans in Hawaii and $31.4 million related to construction and development loans on the Mainland.

Nonperforming construction and development assets in Hawaii totaled $254.5 million at June 30, 2010, or 5.9%, of total assets.  At June 30, 2010, this balance was comprised of portfolio loans totaling $227.9 million, loans held for sale totaling $23.4 million and foreclosed properties totaling $3.2 million.  Nonperforming assets related to this sector totaled $278.5 million at March 31, 2010.

Nonperforming construction and development assets on the Mainland totaled $117.3 million at June 30, 2010, or 2.7%, of total assets.  At June 30, 2010, this balance was comprised of portfolio loans totaling $87.1 million and foreclosed properties totaling $30.2 million.  Nonperforming assets related to this sector totaled $123.9 million at March 31, 2010.

Capital Levels
At June 30, 2010, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 9.08%, 10.41%, and 6.07%, respectively, compared to 8.99%, 10.32%, and 5.78%, respectively, at March 31, 2010.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-317-6789.  A playback of the call will be available through August 31, 2010 by dialing 1-877-344-7529 (passcode: 442515) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.3 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches, over 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********
Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2009 Form 10-K and Form 10-Qs.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - June 30, 2010
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,				%		June 30,				%
(in thousands, except per share data)	2010		2009		Change		2010		2009		Change

INCOME STATEMENT
Net loss	$(16,105)		$(34,442)		(53.2	) %	$(176,324)		$(31,813)		454.3%
Per share data:
Diluted (after dividends on preferred stock):
Net loss	(0.60)		(1.27)		(52.8)		(5.96)		(1.24)		380.6
Cash dividends	-		-		-		-		-		-

PERFORMANCE RATIOS
Loss on average assets (1)	(1.50	) %	(2.51	) %			(7.73	) %	(1.16	) %
Loss on average shareholders' equity (1)	(41.67)		(20.88)				(146.95)		(9.96)
Net loss to average tangible shareholders' equity (1)	(49.25)		(28.67)				(213.29)		(13.85)
Efficiency ratio (2)	86.45		65.64				84.91		61.77
Net interest margin (1)	2.90		3.77				3.06		3.80

							June 30,
REGULATORY CAPITAL RATIOS							2010		2009
Central Pacific Financial Corp.
Tier 1 risk-based capital							9.08%		13.28%
Total risk-based capital							10.41		14.57
Leverage capital							6.07		10.61

Central Pacific Bank
Tier 1 risk-based capital							9.38%		13.06%
Total risk-based capital							10.71		14.35
Leverage capital							6.27		10.45

							June 30,				%
							2010		2009		Change
BALANCE SHEET
Total assets							$4,279,343		$5,525,287		(22.5	) %
Loans and leases, net of unearned interest							2,625,432		3,688,519		(28.8)
Net loans and leases							2,423,473		3,522,448		(31.2)
Deposits							3,208,574		3,966,524		(19.1)
Total shareholders' equity							156,528		615,047		(74.6)
Book value per common share							0.88		16.94		(94.8)
Tangible book value per common share							0.11		10.71		(99.0)
Market value per common share							1.50		3.75		(60.0)
Tangible common equity ratio							0.08%		5.76%

	Three Months Ended						Six Months Ended
	June 30,				%		June 30,				%
	2010		2009		Change		2010		2009		Change
SELECTED AVERAGE BALANCES
Total assets	$4,292,334		$5,487,486		(21.8	) %	$4,563,663		$5,482,984		(16.8	) %
Interest-earning assets	4,044,816		4,953,798		(18.3)		4,248,350		4,958,641		(14.3)
Loans and leases, net of unearned interest	2,822,967		3,862,201		(26.9)		2,934,483		3,938,559		(25.5)
Other real estate	31,312		19,061		64.3		31,995		15,872		101.6
Deposits	3,209,316		4,079,127		(21.3)		3,357,952		3,999,846		(16.0)
Interest-bearing liabilities	3,493,277		4,164,701		(16.1)		3,669,631		4,165,070		(11.9)
Total shareholders' equity	154,592		659,954		(76.6)		239,973		639,087		(62.5)

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - June 30, 2010
(Unaudited)

					June 30,		%
(in thousands, except per share data)					2010	2009	Change

NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)					$429,163	$243,303	76.4%
Other real estate, net					38,042	17,862	113.0
Total nonperforming assets					467,205	261,165	78.9
Loans delinquent for 90 days or more (still accruing interest)					1,902	4,447	(57.2)
Restructured loans (still accruing interest)					9,632	-	-
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)					$478,739	$265,612	80.2

	Three Months Ended		%		Six Months Ended		%
	June 30,		Change		June 30,		Change
	2010	2009			2010	2009
Loan charge-offs	$30,742	$30,943	(0.6	) %	$90,710	$55,758	62.7%
Recoveries	643	404	59.2		8,141	877	828.3
Net loan charge-offs	$30,099	$30,539	(1.4)		$82,569	$54,881	50.5
Net loan charge-offs to average loans (1)	4.26%	3.16%			5.63%	2.79%

					June 30,
					2010	2009
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases and loans held for sale					15.91%	6.45%
Nonperforming assets to total assets					10.92	4.73
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured
loans (still accruing interest) to total loans and leases, loans held for sale & other real estate					17.50	7.01
Allowance for loan and lease losses to total loans and leases					7.69	4.50
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)					47.06	68.26

(1) Annualized
(2)	Efficiency ratio is derived by dividing other operating expense excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property, loss on investment transaction and loss on sale of commercial real estate loans by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
(Dollars in thousands, except per share data)	June 30, 2010	March 31, 2010	June 30, 2009

Net Interest Margin

Annualized net interest income for the quarter as a percentage of
quarter-to-date average interest earning assets	2.90%	3.20%	3.77%

Reversal of interest on nonaccrual loans	0.05	0.14	0.12

Net interest margin, excluding reversal of interest on nonaccrual loans	2.95%	3.34%	3.89%

Efficiency Ratio

Total operating expenses as a percentage of net operating revenue	89.51%	315.60%	71.77%

Goodwill impairment	-	(217.19)	-

Amortization of other intangible assets	(1.71)	(1.52)	(1.12)

Foreclosed asset expense	(0.96)	(11.70)	(3.59)

Write down of assets	(0.39)	(1.64)	(1.42)

Efficiency ratio	86.45%	83.55%	65.64%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share data)	June 30, 2010	March 31, 2010	June 30, 2009

ASSETS
Cash and due from banks	$107,314	$207,015	$161,985
Interest-bearing deposits in other banks	809,359	658,337	23,071
Federal funds sold	-	-	19,000
Investment securities:
Trading	23,909	49,491	-
Available for sale	403,141	395,073	1,049,949
Held to maturity (fair value of $3,868 at June 30, 2010,
$4,355 at March 31, 2010 and $6,907 at June 30, 2009)	3,731	4,234	6,830
Total investment securities	430,781	448,798	1,056,779

Loans held for sale	72,726	57,659	84,748
Loans and leases	2,625,432	2,844,189	3,688,519
Less allowance for loan and lease losses	201,959	211,646	166,071
Net loans and leases	2,423,473	2,632,543	3,522,448

Premises and equipment	72,112	73,349	77,142
Accrued interest receivable	11,416	12,063	18,724
Investment in unconsolidated subsidiaries	15,830	16,450	17,534
Other real estate	38,042	31,571	17,862
Goodwill	-	-	152,689
Other intangible assets	23,364	24,083	26,239
Mortgage servicing rights	21,998	21,527	18,474
Bank-owned life insurance	140,526	140,841	137,946
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	63,605	61,144	141,849
Total assets	$4,279,343	$4,434,177	$5,525,287

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$605,927	$611,840	$623,698
Interest-bearing demand	591,258	630,942	548,166
Savings and money market	1,063,638	1,090,159	1,428,881
Time	947,751	1,002,097	1,365,779
Total deposits	3,208,574	3,335,038	3,966,524

Short-term borrowings	201,708	202,074	267,155
Long-tem debt	642,202	657,537	608,554
Other liabilities	60,316	57,403	57,970
Total liabilities	4,112,800	4,252,052	4,900,203

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding
135,000 shares at June 30, 2010, March 31, 2010 and June 30, 2009	129,714	129,344	128,239
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding 30,370,553 shares at June 30, 2010, 30,370,421 shares at
March 31, 2010 and 28,745,214 at June 30, 2009	406,580	406,580	403,219
Surplus	62,843	63,359	62,549
Retained earnings (accumulated deficit)	(438,425)	(420,224)	28,083
Accumulated other comprehensive loss	(4,184)	(6,954)	(7,043)
Total shareholders' equity	156,528	172,105	615,047
Non-controlling interest	10,015	10,020	10,037
Total equity	166,543	182,125	625,084
Total liabilities and equity	$4,279,343	$4,434,177	$5,525,287

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2010	2010	2009	2010	2009

Interest income:
Interest and fees on loans and leases	$35,788	$37,312	$54,218	$73,100	$110,723
Interest and dividends on investment securities:
Taxable interest	3,653	8,101	9,058	11,754	17,787
Tax-exempt interest	190	515	1,146	705	2,317
Dividends	2	3	2	5	5
Interest on deposits in other banks	467	330	11	797	11
Interest on federal funds sold and securities purchased under agreements to resell	-	-	6	-	6
Total interest income	40,100	46,261	64,441	86,361	130,849

Interest expense:
Demand	250	258	355	508	676
Savings and money market	1,487	1,649	3,414	3,136	6,277
Time	3,808	3,981	8,219	7,789	18,113
Interest on short-term borrowings	306	189	34	495	272
Interest on long-term debt	5,053	5,115	6,359	10,168	12,978
Total interest expense	10,904	11,192	18,381	22,096	38,316

Net interest income	29,196	35,069	46,060	64,265	92,533
Provision for loan and lease losses	20,412	58,837	74,324	79,249	101,074
Net interest income (loss) after provision for loan and lease losses	8,784	(23,768)	(28,264)	(14,984)	(8,541)

Other operating income:
Service charges on deposit accounts	2,982	3,207	3,948	6,189	7,485
Other service charges and fees	3,850	3,485	3,584	7,335	6,904
Income from fiduciary activities	811	811	999	1,622	1,969
Equity in earnings of unconsolidated subsidiaries	102	29	205	131	479
Fees on foreign exchange	175	156	145	331	261
Investment securities gains (losses)	-	831	(2,564)	831	(2,714)
Income from bank-owned life insurance	1,890	1,184	1,514	3,074	2,584
Loan placement fees	92	85	312	177	560
Net gains on sales of residential loans	1,332	1,945	4,539	3,277	8,548
Other	1,503	1,031	1,917	2,534	4,207
Total other operating income	12,737	12,764	14,599	25,501	30,283

Other operating expense:
Salaries and employee benefits	14,408	14,836	17,684	29,244	33,944
Net occupancy	3,310	3,297	3,101	6,607	6,380
Equipment	1,305	1,477	1,562	2,782	3,074
Amortization of intangible assets	1,581	1,408	1,550	2,989	2,971
Communication expense	846	1,212	975	2,058	2,114
Legal and professional services	5,416	5,650	2,846	11,066	5,562
Computer software expense	873	903	840	1,776	1,752
Advertising expense	764	839	713	1,603	1,468
Goodwill impairment	-	102,689	-	102,689	-
Foreclosed asset expense	403	5,532	2,294	5,935	2,429
Write down of assets	166	774	904	940	1,339
Other	8,554	10,598	13,349	19,152	22,483
Total other operating expense	37,626	149,215	45,818	186,841	83,516

Loss before income taxes	(16,105)	(160,219)	(59,483)	(176,324)	(61,774)
Income tax benefit	-	-	(25,041)	-	(29,961)
Net loss	$(16,105)	$(160,219)	$(34,442)	$(176,324)	$(31,813)

Per common share data:
Basic and diluted loss per share	$(0.60)	$(5.36)	$(1.27)	$(5.96)	$(1.24)

Basic and diluted weighted average shares outstanding	30,307	30,270	28,687	30,288	28,684

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2010			June 30, 2009			June 30, 2010			June 30, 2009
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$738,766	0.25%	$467	$66,158	0.07%	$11	$621,935	0.26%	$797	$35,299	0.06%	$11
Federal funds sold & securities purchased
under agreements to resell	0	0.00%	0	17,181	0.13%	6	0	0.00%	0	8,827	0.13%	6
Taxable investment securities, excluding
valuation allowance	419,827	3.48%	3,655	840,598	4.31%	9,060	612,880	3.84%	11,759	806,133	4.41%	17,792
Tax-exempt investment securities,
excluding valuation allowance	14,459	8.05%	292	118,863	5.94%	1,764	30,255	7.17%	1,085	121,026	5.89%	3,565
Loans and leases, net of unearned income	2,822,967	5.08%	35,788	3,862,201	5.63%	54,218	2,934,483	5.01%	73,100	3,938,559	5.66%	110,723
Federal Home Loan Bank stock	48,797	0.00%	0	48,797	0.00%	0	48,797	0.00%	0	48,797	0.00%	0
Total interest earning assets	4,044,816	3.98%	40,202	4,953,798	5.26%	65,059	4,248,350	4.11%	86,741	4,958,641	5.36%	132,097
Nonearning assets	247,518			533,688			315,313			524,343
Total assets	$4,292,334			$5,487,486			$4,563,663			$5,482,984

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$604,983	0.17%	$250	$540,416	0.26%	$355	$608,072	0.17%	$508	$519,598	0.26%	$676
Savings and money market deposits	1,075,028	0.55%	1,487	1,345,028	1.02%	3,414	1,110,717	0.57%	3,136	1,266,405	1.00%	6,277
Time deposits under $100,000	535,227	1.61%	2,149	668,096	2.62%	4,364	533,425	1.64%	4,334	689,396	2.73%	9,344
Time deposits $100,000 and over	425,938	1.56%	1,659	942,322	1.64%	3,855	525,676	1.33%	3,455	939,956	1.88%	8,769
Short-term borrowings	202,191	0.61%	306	52,895	0.25%	34	237,974	0.42%	495	125,324	0.44%	272
Long-term debt	649,910	3.12%	5,053	615,944	4.14%	6,359	653,767	3.14%	10,168	624,391	4.19%	12,978
Total interest-bearing liabilities	3,493,277	1.25%	10,904	4,164,701	1.77%	18,381	3,669,631	1.21%	22,096	4,165,070	1.86%	38,316
Noninterest-bearing deposits	568,140			583,265			580,062			584,491
Other liabilities	66,308			69,526			63,976			84,293
Total liabilities	4,127,725			4,817,492			4,313,669			4,833,854
Shareholders' equity	154,592			659,954			239,973			639,087
Non-controlling interest	10,017			10,040			10,021			10,043
Total equity	164,609			669,994			249,994			649,130
Total liabilities & equity	$4,292,334			$5,487,486			$4,563,663			$5,482,984

Net interest income			$29,298			$46,678			$64,645			$93,781

Net interest margin		2.90%			3.77%			3.06%			3.80%